Exhibit 10.1

Loan Agreement

The Loan Agreement (the “Agreement”) is entered into as of October 24, 2016 between the following two parties:

(1) Action Holdings Financial Limited Taiwan Branch (the “Lender”)

(2) Rich Fountain Limited (the “Borrower”)

The Lender and the Borrower will each be referred to as a “Party” and collectively referred to as the “Parties.”

WHEREAS, the Borrower wishes to borrow a short-term loan from the Lender for its short-term payments and the Lender agrees to provide such loan to the Borrower for such specified purpose.

NOW THEREFORE, the Parties agree as follows:

1.	The Lender agrees to provide the loan at amount NTD 48,000,000 (the “Loan”) to the Borrower and agrees to remit such Loan to the account designated by the Borrower within 1 week of the effective date of this Agreement.

2.	Term for the Loan shall be from October 24, 2016 to April 23, 2017 (the “Term”) with a fixed interest rate at 4.5%. The principal amount of the Loan together with the accrued interest shall be paid in one lump sum before April 23, 2017.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the date first hereinabove set forth.

Lender: Action Holdings Financial Limited Taiwan Branch

Borrower: Rich Fountain Limited